Exhibit 1.1

Equity Distribution Agreement
(Common Units and Series A Preferred Units)
November 26, 2013

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629

UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

BMO Capital Markets Corp.
Three Times Square, 27th Floor
New York, New York 10119

MLV & Co. LLC
1251 Avenue of the Americas, 41st Floor
New York, New York 10020

Ladies and Gentlemen:
Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), confirms its agreement (this “Agreement”) with Credit Suisse Securities (USA) LLC, UBS Securities LLC, BMO Capital Markets Corp. and MLV & Co. LLC (each a “Manager” and collectively, the “Managers”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below, of a combination of or either: (1) up to an aggregate number of common units representing limited liability company interests in the Company (the “Common Units”) having an aggregate Gross Sales Price (as defined in Section 3(b) herein) of $500,000,000 (the “Maximum Number of Common Units”) or (2) up to an aggregate number of 7⅞% Series A Cumulative Redeemable Perpetual Series A Preferred Units (the “Series A Preferred Units”) having an aggregate Gross Sales Price (as defined in Section 3(b) herein) of $250,000,000 (the “Maximum Number of Series A Preferred Units”). The Common Units and Series A Preferred Units are described in the Prospectus referred to below.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-179050) (as amended, the “registration statement”), for registration of the Common Units and Series A Preferred Units under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Act”), which sets forth the terms of the offering, sale and plan of distribution of the Common Units and Series A Preferred Units and additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time, and (3) any registration statement filed to register the offer and sale of Common Units and Series A Preferred Units pursuant to Rule 462(b) under the Act. Except where the context otherwise requires, as used herein, (i) “Basic Prospectus” means the prospectus dated January 18, 2012 filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement; (ii) “Prospectus Supplement” means the final prospectus supplement dated November 26, 2013, relating to the Common Units and Series A Preferred Units, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Managers in connection with the offering of the Common Units and Series A Preferred Units; (iii) “Prospectus” means the Prospectus Supplement together with the Basic Prospectus; and (iv) “Permitted Free Writing Prospectuses” means the documents listed on Exhibit G hereto and any other “issuer free writing prospectus” (as defined in Rule 433 of the Act) that relates to the Common Units or Series A Preferred Units, as the case may be, and which the Company and the Managers reasonably agree from time to time is a Permitted Free Writing Prospectus. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the documents incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), on or after the initial effective date of the Registration Statement, or the date of Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
As of the date hereof:

(a)
The Company beneficially owns all of the issued and outstanding limited liability company interests in Vanguard Natural Gas, LLC, a Kentucky limited liability company formerly known as Nami Holding Company, LLC (“VNG”), and all of the issued and outstanding common stock, par value $0.01, of VNR Finance Corp., a Delaware corporation (“VNR Finance”).

(b)
VNG beneficially owns all of the issued and outstanding limited liability company interests in each of VNR Holdings, LLC, a Delaware limited liability company (“VNR Holdings”), Vanguard Permian, LLC, a Delaware limited liability company (“VNR Permian”), Encore Energy Partners Operating LLC, a Delaware limited liability company (“Encore Operating”), and Vanguard Operating, LLC, a Delaware limited liability company (“Vanguard Operating”).

(c)
Encore Operating beneficially owns all of the issued and outstanding limited liability company interests in Encore Clear Fork Pipeline LLC, a Delaware limited liability company (“Clear Fork” and, together with VNR Holdings, VNR Permian, Encore Operating and Vanguard Operating, the “Operating Subsidiaries”).

The Company, VNG, VNR Finance and the Operating Subsidiaries are sometimes referred to herein collectively as the “Vanguard Parties.” As used herein, “Operative Agreements” means collectively, the Company LLC Agreement (as defined in Section 4(d) hereof), the VNG LLC Agreement (as defined in Section 4(f) hereof), the Certificate of Incorporation and Bylaws of VNR Finance (the “VNR Finance Organizational Documents”), and each Operating Subsidiary LLC Agreement (as defined in Section 4(h)  hereof), as they may be amended or restated at or prior to any Closing Date (as defined below).
The Company and each Manager agree as follows:
1.Issuance and Sale.

(a)
Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein and provided that the Company provides to such Manager with any due diligence materials and information reasonably requested by such Manager necessary for the Manager to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and such Manager shall enter into an agreement in accordance with Section 3 hereof regarding the number of Common Units or Series A Preferred Units, as applicable, to be placed by such Manager as agent for the Company and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as a “Transaction”). As used in this Agreement, (i) the “Term” shall be the period commencing on the date hereof and ending on the earliest of (x) November 26, 2016, (y) the date on which both the Maximum Number of Common Units and the Maximum Number of Series A Preferred Units have been issued and sold pursuant to this Agreement, and (z) the termination of this Agreement pursuant to Sections 9 or 10 hereof (the “Termination Date”), (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange (as defined below) is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the NASDAQ Global Select Market or such other exchange registered with the Commission under Section 6(a) of the Exchange Act on which the Company’s Common Units or Series A Preferred Units are trading at such time. Notwithstanding the foregoing, without the prior written consent of each of the Company and the applicable Manager, the Company shall not request the sale of any Common Units or Series A Preferred Units that would be sold, and the applicable Manager need not make any sale of Common Units or Series A Preferred Units, (i) during any period in which the Company is in possession of material non-public information, or (ii) during the period beginning on the 14th day prior to the publication of a press release containing, or public announcement of, its earnings, revenues or other results of operations for such fiscal year or fiscal quarter, and ending at the time that is 24 hours after the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q for such fiscal year or quarter, as applicable, is filed with the Commission.

(b)
Subject to the terms and conditions set forth below, the Company appoints each Manager as an agent in connection with the offer and sale of Common Units and Series A Preferred Units, as applicable, in any Transactions entered into hereunder. Each Manager when selected agrees to use commercially reasonable efforts to sell such Common Units and Series A Preferred Units, as applicable, in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined below). Neither the Company nor any Manager shall have any obligation to enter into a Transaction. The Company shall be obligated to issue and sell through the selected Manager, and such Manager shall be obligated to use commercially reasonable efforts, as provided herein and in the applicable Transaction Notice, to place Common Units or Series A Preferred Units, as applicable, issued by the Company only if and when a Transaction Notice related to such a Transaction has been delivered by such Manager and accepted by the Company as provided in Section 3 hereof. Each Manager shall have the right, in its sole discretion, to reject any offer to purchase Common Units or Series A Preferred Units, as applicable, as a whole or in part, by persons solicited by such Manager and any such rejection shall not be deemed a breach of the Manager’s agreement herein. The Company may accept or reject any proposed offer to purchase Common Units or Series A Preferred Units, as applicable, as a whole or in part, and no such rejection shall be deemed a breach of the Company’s agreement herein.

(c)
Each Manager covenants and agrees not to make any sales of Common Units and Series A Preferred Units, as applicable, on behalf of the Company, pursuant to this Agreement, other than by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus to the Exchange in accordance with Rule 153 under the Act and meet the definition of an “at the market” offering under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At-the-Market-Offerings”).

(d)	Any obligation of the Managers to use commercially reasonable efforts to sell Common Units and Series A Preferred Units, as applicable, on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of the covenants in Sections 5 and 7 hereof and elsewhere in this Agreement and to the continuing satisfaction of the additional conditions specified in Sections 6 and 8 hereof.

(e)
If the Company shall default on its obligation to deliver Common Units or Series A Preferred Units, as applicable, to a purchaser whose offer it has accepted, the Company shall (i) hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to such Manager any fee to which it would otherwise be entitled in connection with such sale.

(f)
Notwithstanding anything to the contrary in this Agreement, either the Company or such Manager may, upon written notice to the other party, suspend the offering of Common Units or Series A Preferred Units, as applicable, during any period this Agreement is in effect (a “Suspension Period”); provided, however, that such suspension shall not affect or impair the respective obligations of the parties with respect to Common Units and Series A Preferred Units, as applicable, sold hereunder prior to the giving of such notice.

2.No Purchases as Principal. Neither the Company nor any Manager shall enter into, or have any obligation to enter into, any transaction in which such Manager would be obligated to purchase Common Units or Series A Preferred Units as principal pursuant to this Agreement.
3.Transaction Notices and Sales Process.

(a)
The Company may, from time to time during the Term, propose to one or more Managers that they enter into a Transaction to be executed on a specified Exchange Business Day. If such Manager agrees to the terms of such proposed Transaction or if the Company and such Manager agree to modified terms for such proposed Transaction, then the Manager shall promptly send to the Company a notice, substantially in the form of Exhibit A hereto (each, a “Transaction Notice”), confirming the agreed terms of such proposed Transaction. If the Company wishes such proposed Transaction to become a binding agreement between it and such Manager, the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to the Manager or sending a written notice to the Manager (by any means permissible under Section 12 hereof) indicating its acceptance. The terms reflected in a Transaction Notice shall become binding on such Manager and the Company only if accepted by the Company no later than the times specified in Section 3(b) hereof. Each Transaction Notice shall specify, among other things:

(i)	the Exchange Business Day on which the Common Units or Series A Preferred Units, as applicable, subject to such Transaction are intended to be sold (the “Purchase Date”);

(ii)
the number of Common Units that the Company intends to sell (the “Specified Number of Common Units”) or the number of Series A Preferred Units that the Company intends to sell (the “Specified Number of Series A Preferred Units”) on such Purchase Date; and

(iii)	the lowest price (if any) at which the Company shall be obligated to sell Common Units or Series A Preferred Units, as applicable, in such Transaction (a “Floor Price”).
A Transaction Notice shall not set forth a Specified Number of Common Units that, when added to the aggregate number of Common Units previously purchased and to be purchased pursuant to pending

Transaction Notices (if any) hereunder, results in a total that exceeds the Maximum Number of Common Units or a Specified Number of Series A Preferred Units that, when added to the aggregate number of Series A Preferred Units previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder, results in a total that exceeds the Maximum Number of Series A Preferred Units. The Company shall have responsibility for maintaining records with respect to the aggregate dollar amount of Common Units and Series A Preferred Units sold, or for otherwise monitoring the availability of Common Units and Series A Preferred Units for sale under the Registration Statement. There shall be no more than one Transaction Notice and one related Transaction with respect to any Purchase Date for either Common Units or Series A Preferred Units. A Transaction Notice conforming to the foregoing requirements, once accepted by the Company, shall be irrevocable, and (i) the Company shall be obligated, subject to the terms of, and satisfaction of the conditions set forth in, this Agreement and such Transaction Notice, including, but not limited to, Section 3(c) hereof, to sell the Specified Number of Common Units or Specified Number of Series A Preferred Units, as applicable, and (ii) such Manager shall be obligated, subject to the terms of, and satisfaction of the conditions set forth in, this Agreement and such Transaction Notice, including, but not limited to, Sections 1(c), (d) and (e) and Section 3(e) hereof, to use its commercially reasonable efforts to solicit offers for the Common Units or Series A Preferred Units, as applicable. Notwithstanding the foregoing, if the terms of any Transaction contemplate that Common Units or Series A Preferred Units, as applicable, shall be sold on more than one Purchase Date, then the Company and such Manager shall agree to such additional terms and conditions as they deem necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Transaction Notice and be binding to the same extent as any other terms contained therein.

(b)
The Purchase Date in respect of Common Units or Series A Preferred Units, as applicable, deliverable pursuant to any Transaction Notice shall be the Exchange Business Day next following the date on which such Transaction Notice is accepted if such acceptance occurs by 4:30 p.m. (New York time) on such acceptance date; provided that if a Transaction Notice is accepted prior to 8:30 a.m. (New York time) on an Exchange Business Day (or by such later time as such Manager may agree in its sole discretion), the Purchase Date in respect of such Common Units or Series A Preferred Units, as applicable, shall be such date of acceptance. Each Manager’s commission for Transactions shall be up to 2% of the actual sales price of Common Units or Series A Preferred Units, as applicable (the “Gross Sale Price” and the difference between the Gross Sales Price and the commission payable to such Manager is defined herein as the “Net Sales Price”).

(c)
If Common Units or Series A Preferred Units, as applicable, are to be sold in a Transaction that is an At-the-Market Offering, such Manager will confirm in writing to the Company the number of Common Units or Series A Preferred Units, as applicable, sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price no later than the opening of trading on the immediately following Exchange Business Day.

(d)
Payment of the Net Sales Price for Common Units and Series A Preferred Units sold by the Company on any Purchase Date pursuant to a Transaction Notice shall be made to the Company by federal funds wire transfer as instructed by the Company in its wire transfer instructions against delivery of such Common Units or Series A Preferred Units, as applicable, to the accounts specified in writing by such Manager. Such payment and delivery shall be made at or about 10:00 a.m., local time in New York, New York, on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance) following each Purchase Date (the “Closing Date”). If the Company fails for any reason to make timely delivery of such Common Units or Series A Preferred Units, as applicable, after receiving payment therefor, the

Company shall indemnify such Manager and its successors and assigns and hold them harmless from and against any loss, damage, expense, liability or claim that such Manager may incur as a result of such failure.

(e)
If, as provided in the related Transaction Notice, a Floor Price has been agreed to by the parties with respect to a Transaction, and such Manager thereafter determines and notifies the Company that the Gross Sales Price for such Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell to or through such Manager, and the Manager shall not be obligated to purchase or place, the Specified Number of Common Units or the Specified Number of Series A Preferred Units, as applicable, for such Transaction, except that such Manager may, at its option, elect to have the Gross Sales Price for such Transaction equal such Floor Price in which case the parties shall be obligated to consummate such Transaction on that basis.

(f)
If either the Company or any such Manager has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to Common Units or Series A Preferred Units, as applicable, it shall promptly notify the other party and sales of Common Units or Series A Preferred Units, as applicable, under this Agreement and any Transaction Notice shall be suspended until that or another exemptive provision shall have been satisfied in the judgment of each party. Each Manager and the Company shall calculate on a weekly basis the average daily trading volume of the Common Units and Series A Preferred Units.

4.Representations and Warranties of the Company. The Company represents and warrants to each Manager, on and as of (i) the date hereof, (ii) each date on which the Company accepts a Transaction Notice (a “Time of Acceptance”), (iii)  each Purchase Date or Time of Sale (each as defined below), if different, and (iv) each Closing Date (each such date listed in (i) through (iv), a “Representation Date”) that:

(a)
(i) The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Common Units and Series A Preferred Units, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Common Units and Series A Preferred Units, as contemplated hereby have been satisfied; (ii) the Registration Statement meets, and the offering and sale of the Common Units and Series A Preferred Units, as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation and if relevant, Rule 415(a)(5)); (iii) the Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Common Units or Series A Preferred Units, as applicable, will comply, in all material respects, with the requirements of the Act; (iv) the Registration Statement did not, as of the time of its effectiveness, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (v) at the time it was filed and, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Common

Units or Series A Preferred Units, as applicable, did or will any Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such periods did or will any Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) each of the Prospectus Supplement and the Basic Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Common Units or Series A Preferred Units, as applicable, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); (vii) as of the date that it is filed with the Commission, the date of the Permitted Free Writing Prospectus, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Common Units or Series A Preferred Units, as applicable, did or will any Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (viii) as of the date that it is filed with the Commission, the date of the Permitted Free Writing Prospectus, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Common Units or Series A Preferred Units, as applicable, did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning any Manager and furnished in writing by or on behalf of such Manager expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus; and (ix) each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (x) in the past 12 calendar months, the Company has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Exchange Act. “Time of Sale” means, with respect to each sale of Common Units or Series A Preferred Units, as applicable, pursuant to a Transaction Notice, the time after the Time of Acceptance as to such Common Units or Series A Preferred Units, as applicable, and immediately prior to such Manager’s initial entry into contracts with investors for the sale of such Common Units or Series A Preferred Units, as applicable.

(b)
Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Common Units or Series A Preferred Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of Common Units or Series A Preferred Units, in each case other than the Prospectus and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Manager, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Common Units and Series A Preferred Units, contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor any Manager is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of Common Units or Series A Preferred Units, as applicable, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of Common Units or Series A Preferred Units contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of Common Units or Series A Preferred Units, contemplated hereby is solely the property of the Company.

(c)
Each of the Vanguard Parties has been duly formed or incorporated, as applicable, and is validly existing and in good standing as a limited liability company or corporation, as the case may be, under the laws of the state of its formation, with full limited liability company or corporate, as the case may be, power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Operative Agreements, as the case may be, and is duly registered or qualified to do business as a foreign limited liability company or corporation, as the case may be, and is in good standing under the laws of each jurisdiction that requires such registration or qualification, all of such jurisdictions being listed on Schedule I hereto, except where the failure to so register or qualify could not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, operations or prospects of the Vanguard Parties, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), or (ii) subject the members of the Company to any material liability or disability.

(d)
As of November 20, 2013, the Company had 77,589,159 Common Units, 2,520,000 Series A Preferred Units and 420,000 Class B Units issued and outstanding. All of such Common Units, Series A Preferred Units and Class B Units have been duly authorized and validly issued in accordance with the Third Amended and Restated Limited Liability Company Agreement of the Company, as amended by Amendment No. 1 thereto dated July 31, 2013 and Amendment No. 2 thereto dated October 30, 2013 (the “Company LLC Agreement”), and are fully paid (to the extent required in the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)).

Such Common Units, Series A Preferred Units and Class B Units conform in all material respects to the descriptions thereof contained in the Prospectus.

(e)
The Common Units and Series A Preferred Units to be issued and sold by the Company to the Managers pursuant to this Agreement have been duly authorized in accordance with the Company LLC Agreement and, when issued and delivered to and paid for by the Managers in accordance with this Agreement and the Company LLC Agreement, will be validly issued in accordance with the Company LLC Agreement, fully paid (to the extent required in the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and Common Units and Series A Preferred Units when issued and delivered against payment therefor in accordance with this Agreement and the Company LLC Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus. The Common Units and Series A Preferred Units, as applicable, have been listed on the Exchange.

(f)
The Company directly owns 100% of the limited liability company interests in VNG; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of VNG (the “VNG LLC Agreement”) and are fully paid (to the extent required in the VNG LLC Agreement) and nonassessable (except as such nonassessability may be affected by Kentucky Revised Statutes Section 275.230); and the Company directly owns such limited liability company interests free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (collectively, “Liens”), other than those permitted or arising under (A) the Third Amended and Restated Credit Agreement, dated September 30, 2011, as amended by the First Amendment, dated November 30, 2011, the Second Amendment, dated June 29, 2012, the Third Amendment, dated December 31, 2012, the Fourth Amendment, dated April 16, 2013, the Fifth Amendment, dated November 5, 2013, and all subsequent amendments thereto, by and among VNG, Citibank, N.A. and the lenders party thereto (including all current and subsequent amendments thereto, the “Credit Agreement”) or (B) the Term Loan, dated November 30, 2011, by and among VNG, Citibank, N.A. and the lenders party thereto (the “Term Loan”).

(g)
The Company directly owns 100% of the outstanding capital stock of VNR Finance; all such capital stock has been duly authorized and validly issued and is fully paid and non-assessable; and the Company directly owns all such capital stock, free and clear of any Liens, other than those permitted or arising under the Credit Agreement.

(h)
VNG directly or indirectly owns 100% of the limited liability company interests in each of the Operating Subsidiaries; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the applicable Operating Subsidiary (each such limited liability company agreement, an “Operating Subsidiary LLC Agreement”) and are fully paid (to the extent required in the applicable Operating Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act and Kentucky Revised Statutes Section 275.230, as applicable); and VNG directly owns such limited liability company interests free and clear of any Liens, other than those permitted or arising under the Credit Agreement and restrictions on transferability contained in the applicable Operating Subsidiary LLC Agreement.

(i)
Other than the Company’s direct ownership of 100% of the limited liability company interests in VNG and 100% of the common stock of VNR Finance, VNG’s direct or indirect ownership of 100% of the limited liability company interests in the Operating Subsidiaries and Encore Operating’s 100%

direct ownership of the limited liability company interests in Clear Fork, none of the Vanguard Parties owns directly or indirectly any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(j)
Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Company or the Operating Subsidiaries; (ii) except as described in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for equity or other ownership interests in the Vanguard Parties are outstanding; and (iii) as described in the Prospectus, neither the filing of the Registration Statement nor the public offering or sale of the Common Units or Series A Preferred Units, as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or Series A Preferred Units, or other securities of the Vanguard Parties.

(k)
The Company has all requisite power and authority to execute and deliver this Agreement and to enter into and perform its obligations hereunder. The Company has all requisite limited liability company power and authority to issue, sell and deliver the Common Units and Series A Preferred Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Company LLC Agreement. All limited liability company or corporate, as the case may be, action required to be taken by the Vanguard Parties or any of their members or stockholders for (i) the authorization, issuance, sale and delivery of the Common Units and Series A Preferred Units, and (ii) the consummation of the transactions contemplated by this Agreement and the Operative Agreements, has been validly taken. This Agreement has been duly authorized and validly executed and delivered by the Company and is enforceable against the Company in accordance with its terms; provided that such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and that the indemnity, contribution and exoneration provisions contained in this Agreement may be limited by applicable laws and public policy.

(l)
The Operative Agreements have been duly authorized and validly executed and delivered by the applicable Vanguard Party party thereto, and each Operative Agreement is a valid and legally binding agreement of the applicable Vanguard Party party thereto, enforceable against each such party in accordance with its terms; provided that with respect to each agreement described in this Section 4(l), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(m)
Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus, (i) there has been no material loss or interference with the business or properties of the Vanguard Parties from fire, explosion, flood or other accident or calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree; (ii) there has been no adverse change, or any developments that, individually or in the aggregate, could reasonably be expected to result in a material adverse change, in the general affairs, condition (financial or otherwise), management, earnings, business, properties, operations or prospects of the Vanguard Parties, taken as a whole, whether or not arising from transactions in the ordinary course of business; (iii) none of the Vanguard Parties has incurred any material liability or obligation, direct, indirect or contingent, or entered into any material transaction or agreement; and (iv) there has been no material change in the consolidated capitalization of the Vanguard Parties, taken as a whole.

(n)
There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required by the Act; and the statements in the Prospectus under the headings “The Offering,” “Description of Our Common Units,” “Description of Series A Preferred Units,” “Description of Our Limited Liability Company Agreement,” “Material Tax Considerations,” “Material Tax Consequences” and “Plan of Distribution” (in both the Basic Prospectus and the Prospectus Supplement) insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are and will be accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings, except that no representation or warranty is given herein as to the information specifically identified in Section 11(b) hereof as information furnished by any Manager.

(o)
None of the Vanguard Parties is or, after giving effect to the offering and sale of the Common Units or Series A Preferred Units, as applicable, and the application of the proceeds thereof as described in the Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(p)
Except such as have been obtained or made by the Company under the Act, the Exchange Act and applicable state securities laws, no consent, approval, authorization or order of or filing with any court or governmental agency or body is required by any Vanguard Party for the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated herein and in the Prospectus.

(q)
None of the offering, issuance or sale of Common Units and Series A Preferred Units, the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Prospectus, the execution, delivery or performance of this Agreement by the Company or the consummation of any of the transactions contemplated herein or therein, conflicts or will conflict with, or results or will result in a breach or violation of, a default under (or an event that, with notice or lapse of time or both would constitute such an event), or the imposition of any lien, charge or encumbrance upon any property or assets of any of the Vanguard Parties pursuant to, (i) the certificate of formation, certificate of incorporation, limited liability company agreement, bylaws or other organizational documents of any Vanguard Party, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any Vanguard Party is a party or bound or to which the property of any Vanguard Party is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree, applicable to any Vanguard Party, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Vanguard Party or any of its properties, that in the case of clauses (ii) or (iii), would, individually or in the aggregate, have a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement and the other transactions contemplated by the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus.

(r)
The historical financial statements (including the related notes and supporting schedules) included in or incorporated by reference into the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The financial data set forth under the caption “Ratio of Earnings to Fixed Charges” in the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The pro forma financial information included in or incorporated by reference into the Prospectus and the Registration Statement includes assumptions that provide a reasonable basis for presenting in all material respects the significant effects directly attributable to the transactions and events described therein and the related pro forma adjustments give appropriate effect in all material respects to those assumptions and reflect the proper application of those adjustments to the historical financial statement amounts. The pro forma financial information included in or incorporated by reference into the Prospectus and the Registration Statement complies as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act. No other financial statements or supporting schedules are required to be included in or incorporated by reference into the Registration Statement. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of September 30, 2013, the Company would have had, on the as adjusted and as further adjusted bases indicated in the Prospectus, a consolidated capitalization in all material respects as set forth therein.

(s)
Except as set forth in or contemplated in the Prospectus, no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Vanguard Parties or their property is pending or, to the best knowledge of the Vanguard Parties, threatened or contemplated that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or any of the Operative Agreements or the consummation of any of the transactions contemplated herein or therein; (ii) could reasonably be expected to have a Material Adverse Effect; or (iii) is required to be described in the Prospectus.

(t)	DeGolyer and MacNaughton (“D&M”) and Netherland, Sewell & Associates, Inc. (“NSAI”) are each independent petroleum engineers with respect to the Vanguard Parties.

(u)
Except as described in the Prospectus, the oil and natural gas reserve estimates of the Vanguard Parties contained in or incorporated by reference into the Registration Statement and the Prospectus have been reviewed by D&M or NSAI in accordance with the Commission guidelines applied on a consistent basis throughout the periods involved, and none of the Vanguard Parties has any reason to believe that such reserve estimates do not fairly reflect the oil and natural gas reserves of the Vanguard Parties as of the dates indicated in the Registration Statement and the Prospectus.

(v)
The Vanguard Parties have legal, valid and defensible title to the interests in the oil and natural gas properties underlying the estimates of D&M or NSAI of the Vanguard Parties’ net proved reserves contained in or incorporated by reference into the Registration Statement, the Prospectus and to all other real and personal property reflected in the Registration Statement and the Prospectus as assets owned by them, in each case free and clear of all liens, encumbrances and defects except as (i) are described in the Registration Statement and the Prospectus, (ii) are permitted under the Credit Agreement or (iii) would not result in a Material Adverse Effect; any other real property and buildings held under lease by the Vanguard Parties are held by them under valid, subsisting and enforceable leases with such exceptions as could not reasonably be expected to have a Material Adverse Effect; and the working interests derived from oil, natural gas and mineral leases or mineral interests that constitute a portion of the real property held or leased by the Vanguard Parties reflect in all material respects the right of the Vanguard Parties to explore, develop or produce hydrocarbons as described in the Prospectus from such real property, and the care taken by the Vanguard Parties with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Vanguard Parties operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons. Each of the Vanguard Parties owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(w)
None of the Vanguard Parties is in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) of (i) any material provision of the Operative Agreements (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over the any of the Vanguard Parties or any of their properties, as applicable, which breach, default or violation, in the case of clauses (ii) and (iii) above, would, if continued, have, individually or in the aggregate, a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement and the other transactions contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. To the knowledge of the Vanguard Parties, no third party to (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Vanguard Parties is a party or by which any of them is bound or to which any of their properties is subject or (ii) the Operative Agreements is in default under any such agreement, which default would have a Material Adverse Effect; and no party to any such agreement has asserted that any of the Vanguard Parties as a party thereto is in such default under any such agreement.

(x)
BDO USA, LLP, which has certified certain financial statements (including the related notes and supporting schedules) of the Company filed with the Commission as part of the Registration Statement and included in or incorporated by reference into the Prospectus and delivered its reports related thereto, is an independent registered public accounting firm with respect to the Vanguard Parties within the meaning of the Act and the applicable published rules and regulations thereunder and was such during the periods covered by the financial statements on which it reported.

(y)
There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery by the Vanguard Parties of this Agreement or the issuance or sale by the Company of Common Units or Series A Preferred Units.

(z)
Each of the Vanguard Parties has filed in a timely manner all federal, state and local tax returns that are required to be filed or has requested extensions thereof, which returns or extension requests are correct and complete in all material respects, and has paid in a timely manner all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except (i) for any such tax, assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) where the failure to pay would not have a Material Adverse Effect.

(aa)
No labor problem or dispute with the employees of any of the Vanguard Parties exists or is threatened or imminent, and the Vanguard Parties are not aware of any existing, threatened or imminent labor disturbance by the employees of any of the Vanguard Parties’ principal suppliers, contractors or customers that could have a Material Adverse Effect.

(bb)
The Vanguard Parties maintain insurance covering their respective properties, operations, personnel and businesses as each of the Vanguard Parties reasonably deems adequate; such insurance insures against losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Vanguard Parties and their respective businesses; all such insurance is fully in force; and none of the Vanguard Parties has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(cc)
None of VNG, VNR Finance or any of the Operating Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution of cash on its equity interests, from repaying to the Company any loans or advances to VNG, VNR Finance or such Operating Subsidiary from the Company, except in each case as described in or contemplated by the Prospectus.

(dd)
The Vanguard Parties possess all such valid and current licenses, certificates, permits and other authorizations issued by the appropriate, federal, state or local regulatory authorities as are necessary to own or lease their respective properties and to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations which, if not obtained, would not have a Material Adverse Effect; and none of the Vanguard Parties has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such license, certificate, permit or authorization that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ee)
The Vanguard Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Vanguard Parties’ internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) are effective and the Vanguard Parties are not aware of any material weakness in the internal controls over financial reporting.

(ff)
The Vanguard Parties maintain “disclosure controls and procedures” (to the extent required by and as defined in Rule 13a-15 under the Exchange Act) and such disclosure controls and procedures are effective.

(gg)
The Vanguard Parties have not taken and will not take, directly or indirectly, any action that would constitute, or that is designed to or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Units or Series A Preferred Units.

(hh)
Except as otherwise disclosed in the Prospectus, (i) and except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Vanguard Parties is in violation of any federal, state or local law, regulation, order, permit or other legally enforceable requirement relating to pollution or protection of human health (to the extent relating to exposure to Materials of Environmental Concern) or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of any of the Vanguard Parties under applicable Environmental Laws as those respective businesses are currently being operated, nor has any of the Vanguard Parties received any written communication, whether from a governmental authority, citizens group or employee, that alleges that any of the Vanguard Parties is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority for which any of the Vanguard Parties has received written notice, and no investigation by a governmental authority with respect to which any of the Vanguard Parties has received written notice, in either case alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by any of the Vanguard Parties (collectively, “Environmental Claims”), currently pending against any of the Vanguard Parties or any person or entity whose liability for any Environmental Claim any of the Vanguard Parties has retained or assumed either contractually or by operation of law, and the Vanguard Parties have received no written notice from any person or entity making an Environmental Claim; (iii) and, except as would not, individually or in the aggregate, have a Material Adverse Effect, to the knowledge of the Vanguard Parties, there are no past or present circumstances, conditions or events, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would reasonably be expected to result in a violation of any Environmental Law, require capital expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company, VNG or any of the Operating Subsidiaries or against any person or entity whose liability for any Environmental Claim any of the Vanguard Parties has retained or assumed either contractually or by operation of law and such liability remains in existence; and (iv) none of the Vanguard Parties is subject to any pending or, to the knowledge of the Vanguard Parties, threatened proceeding under Environmental Law (but only to the extent that such Environmental Law regulates discharges into the environment or has been enacted or adopted primarily for the purpose of protecting the environment) to which a governmental authority is a party and which has the potential to result in monetary sanctions of $100,000 or more.

(ii)
In the ordinary course of business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Vanguard Parties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(jj)
The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by any of the Vanguard Parties and is subject to Section 302 of ERISA, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Vanguard Parties has fulfilled its obligations, if any, under Section 515 of ERISA; none of the Vanguard Parties maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by any of the Vanguard Parties is in compliance in all material respects with the currently applicable provisions of ERISA; and none of the Vanguard Parties has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(kk)
Any statistical and market-related data included in the Prospectus is based on or derived from sources the Vanguard Parties believe to be reliable and accurate, and the Vanguard Parties have obtained the written consent to the use of such data from such sources to the extent required.

(ll)	There are no relationships or related party transactions involving the Vanguard Parties or any other person required to be described in the Prospectus that have not been described as required.

(mm)
There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any of the Vanguard Parties to or for the benefit of any of the officers, directors or managers of any of the Vanguard Parties or any affiliate thereof, except as disclosed in the Prospectus.

(nn)
The Company has taken all necessary actions to ensure that the Vanguard Parties and their respective officers, directors and managers, in their capacities as such, are and will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the Exchange that are effective and applicable to the Vanguard Parties.

(oo)
None of the Vanguard Parties, the managers, directors, officers and employees of the Vanguard Parties or, to the knowledge of the Vanguard Parties, any agent or other person associated with or acting on behalf of the any of the Vanguard Parties is aware of, or has taken any action, directly or indirectly, that would result in, a violation by such persons of the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Vanguard Parties and, to the knowledge of the Vanguard Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(pp)
The operations of the Vanguard Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Vanguard Parties with respect to the Money Laundering Laws is pending or threatened.

(qq)
None of the Vanguard Parties nor, to the knowledge of the Vanguard Parties, any director, manager, officer, agent, employee or affiliate of any of the Vanguard Parties is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Vanguard Parties will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person known by any Vanguard Party to be currently subject to any U.S. sanctions administered by OFAC.

(rr)	VNG, VNR Permian and Encore Operating are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(ss)
None of the Vanguard Parties has distributed any offering material in connection with the offering and sale of Common Units or Series A Preferred Units, other than the Prospectus, any Permitted Free Writing Prospectus reviewed and consented to by the Managers in accordance with Section 5 hereof and the Registration Statement.

(tt)
Except as described in the Prospectus, there are no agreements or understandings between any of the Vanguard Parties and any person that would give rise to a valid claim against any of the Vanguard Parties or any Manager for a brokerage commission, finder’s fee or other like payments in connection with any transactions contemplated by this Agreement.

Any certificate signed by any officer of the Company and delivered to the Managers or counsel for the Managers in connection with the offering of Common Units or Series A Preferred Units, shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Manager.
5.Certain Covenants of the Company. The Company hereby agrees with each Manager:

(a)
Before using or filing any Permitted Free Writing Prospectus and before amending or supplementing the Registration Statement or the Prospectus (in each case other than due to the filing of an Incorporated Document), or during any period of time in which a Prospectus relating to Common Units or Series A Preferred Units, as applicable, is required to be delivered under the Act, to furnish to each Manager a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing any such Permitted Free Writing Prospectus, amendment or supplement with the Commission, and to not use, or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which any Manager reasonably objects, unless the Company’s legal counsel has advised the Company that filing such document is required by law.

(b)
To prepare the Prospectus Supplement and to file such Prospectus Supplement pursuant to, and within the time periods required by, Rule 424(b) and Rules 430B or 430C under the Act and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed and available on EDGAR) to each Manager via e-mail in “.pdf” format on such filing date to the e-mail account designated by such Manager and, at any Manager’s reasonable request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange as may be required by the rules or regulations of the Exchange.

(c)
To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Common Units or Series A Preferred Units, as applicable, and during such same period to advise each Manager, promptly after the Company receives notice thereof, of: (i) the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission, (ii) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to Common Units or Series A Preferred Units, as applicable, or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, (iii) the suspension of the qualification of Common Units or Series A Preferred Units, as applicable, for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, (iv) any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or for additional information; and (v) the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Basic Prospectus, the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading.

(d)
In the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus or suspending any such qualification referred to above, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e)
To furnish such information as may be required and otherwise to cooperate in qualifying Common Units or Series A Preferred Units, as applicable, for offering and sale under the securities or blue sky laws of such states as any Manager may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of Common Units or Series A Preferred Units, as applicable; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state (except service of process with respect to the offering and sale of Common Units or Series A Preferred Units, as applicable); and to promptly advise each Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of Common Units or Series A Preferred Units, as applicable, for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f)
To make available to each Manager as designated by each Manager, without charge, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to each Manager, electronic copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and electronic copies of each Permitted Free Writing Prospectus as any Manager may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect; and during each such period, the Company will prepare and file promptly, subject to Section 5(a) hereof, such amendment or amendments to the Registration Statement, the Prospectus, the Prospectus Supplement or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g)
To furnish or make available to each Manager during the term of this Agreement and for a period of two years thereafter (i) electronic copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) electronic copies of all annual and current reports filed with the Commission on Forms 10-K and 8-K, or such other similar form as may be designated by the Commission, and to furnish to each Manager from time to time during the term of this Agreement such other information as any Manager may reasonably request regarding the Company or the other Vanguard Parties in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of such Manager, as applicable; provided, that so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to such Manager.

(h)
If, at any time during the term of this Agreement, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel to the Managers or counsel to the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, immediate notice shall be given, and confirmed in writing, to each Manager to cease the solicitation of offers to purchase Common Units or Series A Preferred Units, as applicable, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i)
To generally make available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Act and Rule 158 under the Act) covering each 3-month period, in the case of a quarterly report on Form 10-Q, or 12-month period, in the case of a Form 10-K, beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Common Units or Series A Preferred Units.

(j)
To furnish to each Manager an electronic copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto, including all exhibits thereto and all documents incorporated by reference therein.

(k)
To apply the net proceeds from the sale of Common Units or Series A Preferred Units, as applicable, in the manner described in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus under the caption “Use of Proceeds.”

(l)
The Company will not, and will cause the other Vanguard Parties not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Units or Series A Preferred Units, as applicable; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or the issuance of press releases in the ordinary course of business.

(m)
Except as otherwise agreed between the Company and any Manager, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, any Basic Prospectus, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to each Manager and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of Common Units or Series A Preferred Units, as applicable, (iii) the producing, word processing and/or printing of this Agreement, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to each Manager (including costs of mailing and shipment), (iv) the qualification of Common Units or Series A Preferred Units, as applicable for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Managers in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to each Manager, (v) the listing of Common Units or Series A Preferred Units, as applicable, on the Exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of Common Units or Series A Preferred Units, as applicable, by FINRA, (vii) (A) the fees and disbursements of one designated counsel to the Company and (B) the fees and disbursements of one designated counsel to the Managers (as described in clause (viii) below); provided, however, that the fees payable to each Manager pursuant to Section 3(b) on or prior to November 26, 2013 shall be credited against any payment of these expenses to such Manager; (viii) the documented, reasonable fees and disbursements of the one designated outside counsel to the Managers (A) in an amount not to exceed $25,000 in connection with the negotiation and entry into this Agreement by the parties hereto (which shall include all matters required to be completed as conditions precedent to the parties agreeing to and executing this Agreement and initiating the transactions contemplated hereunder) and (B) in an amount not to exceed $5,000 for each review of the “comfort” letters and other documents referred to in Section 7(b), and (ix) any other costs and expenses of the Company incident to the performance of the Company’s other obligations hereunder. For the avoidance of doubt, each Manger shall have the right to employ its own counsel, but the Company shall only be obligated to reimburse the Managers for the fees and disbursements of one outside counsel, which the Managers have designated as Latham & Watkins LLP.

(n)
With respect to the offering(s) contemplated hereby, that the Company will not offer Common Units or Series A Preferred Units, as applicable, or any other securities convertible into or exchangeable or exercisable for Common Units or Series A Preferred Units, as applicable, in a manner in violation of the Act; the Company will not distribute any offering material in connection with the offer and sale of Common Units or Series A Preferred Units, as applicable, other than the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Act or the rules and regulations promulgated thereunder.

(o)
During each period beginning with the date of the Transaction Notice and ending after the close of business on the Purchase Date for the related Transaction, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Company Common Units or Company Series A Preferred Units or any securities convertible into or exercisable or exchangeable for such units or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of units or such other securities, in cash or otherwise, without the prior written consent of the Managers, other than Common Units and Series A Preferred Units to be sold hereunder and any Company Common Units of the Company issued upon the exercise of options granted under existing employee stock-based compensation plans.

(p)
The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(q)
That it consents to any Manager trading in the Common Units or Series A Preferred Units, as applicable, for such Manager’s own account and for the account of its clients at the same time as sales of Common Units or Series A Preferred Units, as applicable, occur pursuant to this Agreement.

(r)	To use its best efforts to satisfy, or cause to be satisfied, the conditions set forth in Section 6 hereof on or in respect of each Closing Date hereunder.

(s)
To advise each Manager promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to such Manager pursuant to this Agreement.

(t)
No later than the earlier of the expiration date of the Registration Statement (January 18, 2015) or such time as all Common Units or Series A Preferred Units that may be sold under the Registration Statement have been sold or are expected to have been sold, to file and use its best efforts to cause to be declared effective a new registration statement on Form S-3 with respect to the then remaining aggregate Gross Sales Price of Units for either Common Units or Series A Preferred Units that may be sold pursuant to this Agreement; and the Company shall not issue any Transaction Notice unless there is an effective registration statement with respect to the Common Units or Series A Preferred Units, as applicable, to be sold pursuant thereto. From and after the effectiveness of the new registration statement as required by this paragraph, “Registration Statement” as used herein shall include such new registration statement unless the context otherwise requires.

6.First Closing. The Company and the Managers agree that the documents referred to below will be the only documents delivered in connection with the execution of this Agreement and the first Transaction Notice hereunder:

(a)	an officers’ certificate signed by two executive officers of the Company certifying as to the matters set forth in Exhibit B hereto;

(b)
an opinion of Vinson & Elkins L.L.P., counsel to the Company, addressed to the Managers, as to the matters set forth in Exhibit C hereto, with only such departures from such form as counsel to the Managers shall have approved;

(c)
an opinion of Wyatt, Tarrant & Combs LLP, counsel to the Company, addressed to the Managers, as to the matters set forth in Exhibit D hereto, with only such departures from such form as counsel to the Managers shall have approved;

(d)	an opinion of counsel to the Managers, addressed to the Managers, as to the matters the Managers may reasonably require;

(e)	a “comfort” letter from BDO USA, LLP, addressed to the Managers, in form reasonably satisfactory to the Managers and their counsel, as to the matters set forth in Exhibit E hereto;

(f)	a letter from D&M, addressed to the Managers, as to the matters set forth in Exhibit F hereto;

(g)	evidence reasonably satisfactory to the Managers and their counsel that the Registration Statement remains effective;

(h)
evidence reasonably satisfactory to the Managers and their counsel that the Common Units have been approved for listing on the Exchange, subject only to notice of issuance at or before the time of purchase on the relevant Purchase Date;

(i)
resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Registration Statement, the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Common Units and such other matters as are customary for the transactions contemplated hereby; and

(j)	such other documents as any Manager shall reasonably request.

7.Additional Covenants of the Company. The Company further covenants and agrees with each Manager as follows:

(a)
Each acceptance of a Transaction Notice by the Company shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate delivered to the Managers pursuant hereto are true and correct at the Time of Acceptance, and an undertaking that such representations and warranties will be true and correct on any Closing Date and at the time of delivery of Common Units or Series A Preferred Units pursuant to the Transaction Notice, as though made at and as of each such time, in each case, except for representations and warranties that address matters only as of a certain date, which need only be true and correct as of such certain date (it being understood that such representations and warranties shall relate to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Notice).

(b)
Each time that the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 7(b), by the filing of any Incorporated Document (for the avoidance of doubt, such Incorporated Documents include all quarterly reports on Form 10-Q of the Company and all annual reports on Form 10-K of the Company), but excluding any prospectus supplement filed pursuant to Section 5(b) hereof or in connection with an offering and sale of equity and debt securities of the Company unrelated to the transactions contemplated by the Agreement, the Company shall furnish or cause to be furnished to the Managers within five business days the following, each dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form and substance satisfactory to the Managers and their counsel:

(i)
a certificate certifying as to the matters set forth in Exhibit B hereto at the time of the filing or effectiveness of such amendment or supplement, as applicable, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to such time);

(ii)
an opinion of Vinson & Elkins L.L.P., counsel to the Company, addressed to the Managers, as to the matters set forth in Exhibit C hereto, with only such departures from such form as counsel to the Managers shall have approved; or, in lieu of such opinion, counsel last furnishing such opinion to the Managers shall furnish the Managers with a letter substantially to the effect that such Manager may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance);

(iii)	an opinion of counsel to the Managers, addressed to the Managers, as to the matters the Managers may reasonably require;

(iv)
a “comfort” letter from BDO USA, LLP, addressed to the Managers, in a form reasonably satisfactory to the Managers and their counsel, of the same tenor as the letter referred to in Section 6(e) hereof but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter;

(v)
a letter from D&M, addressed to the Managers, in a form reasonably satisfactory to the Managers and their counsel, of the same tenor as the letter referred to in Section 6(f) hereof but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter;

(vi)	evidence reasonably satisfactory to the Managers and their counsel that the Registration Statement remains effective;

(vii)
evidence reasonably satisfactory to the Managers and their counsel that the Common Units and Series A Preferred Units have been approved for listing on the Exchange, subject only to notice of issuance at or before the time of purchase on the relevant Purchase Date;

(viii)
resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Registration Statement, Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Common Units and Series A Preferred Units, as applicable, and such other matters as are customary for the transactions contemplated hereby; and

(ix)	such other documents as any Manager shall reasonably request;
provided, however, that the Company will not be required to furnish any of such certificates, opinions, letters or other documents to the Managers in connection with the filing of a Current Report on Form 8-K.

(c)
(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act) and in accordance with Section 5(b) hereof; and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Managers and no suspension of the qualification of the Common Units or Series A Preferred Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time the Company accepts a Transaction Notice; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company accepts a Transaction Notice.

(d)
To disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of Common Units and Series A Preferred Units sold through the Managers under this Agreement, the net proceeds to the Company from the sale of Common Units and Series A Preferred Units, and the compensation paid by the Company with respect to sales of Common Units and Series A Preferred Units pursuant to this Agreement during the relevant period.

8.Conditions of each Manager’s Obligation with Respect to Sale of the Common Units and Series A Preferred Units. Each Manager’s obligation to solicit purchases on an agency basis for Common Units and Series A Preferred Units pursuant to a Transaction Notice that has been accepted by the Company shall be subject to the satisfaction of the following conditions at the Time of Acceptance, the time of the commencement of trading on the Exchange on the Purchase Date and at the time of closing on the Closing Date:

(a)
The representations and warranties on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of such dates, except that representations and warranties that address matters only as of a certain date need only be true and correct as of such certain date.

(b)
The Company shall have performed and observed its covenants and other obligations hereunder in all material respects (for the avoidance of doubt, the Company shall not request the sale of any Common Units or Series A Preferred Units that would be sold, and the applicable Manager need not make any sale of Common Units or Series A Preferred Units until the Company furnishes, or causes to be furnished, to the Managers the items described in Section 7(b) hereof).

(c)	From the date of delivery of the Transaction Notice until the Closing Date, trading in the Common Units or Series A Preferred Units, as applicable, on the Exchange shall not have been suspended.

(d)
From the date of this Agreement, no event or condition of a type described in Section 4(j) hereof shall have occurred or shall exist, which event or condition is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Managers makes it impracticable or inadvisable to proceed with the offering, sale or delivery of Common Units or Series A Preferred Units, as applicable, on the Closing Date on the terms and in the manner contemplated by this Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(e)
Subsequent to the date of the applicable Transaction Notice, no Material Adverse Effect shall have occurred that is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto made after the date of such Transaction Notice) or the Prospectus (excluding any amendment or supplement thereto made after the date of such Transaction Notice) and the effect of which in the reasonable judgment of such Manager makes it impracticable or inadvisable to proceed with the offering, sale or delivery of Common Units or Series A Preferred Units, as applicable, on the Closing Date on the terms and in the manner contemplated by this Agreement, any Free Writing Prospectus and the Prospectus.

(f)	Common Units or Series A Preferred Units, as applicable, to be issued pursuant to the Transaction Notice shall have been approved for listing on the Exchange, subject only to notice of issuance.

(g)
No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of Common Units or Series A Preferred Units, as applicable; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of Common Units or Series A Preferred Units, as applicable.

(h)
The Managers shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the other Vanguard Parties in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Managers may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(i)	The Company shall have furnished evidence reasonably satisfactory to the Managers and their counsel that the Registration Statement remains effective.

(j)
No amendment or supplement to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which any Manager shall have objected in writing.

(k)	On or prior to the Closing Date, the Company shall have furnished to the Managers such further certificates and documents as the Managers may reasonably request.

(l)	FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.
9.Termination by the Managers.

(a)
The obligations of each Manager hereunder may be terminated, in the sole and absolute discretion of such Manager, if at any time (i) any of the conditions specified in Section 8 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled; (ii) there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development that is reasonably expected to cause a material adverse change, in or affecting the assets, operations, business or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business; (iii) there has since the date hereof occurred an outbreak or escalation of hostilities, any change in the financial markets or any other national or international calamity or crisis the effect of which, in the judgment of such Manager, is material and adverse and makes it impracticable or inadvisable to market or deliver Common Units or Series A Preferred Units, or enforce contracts for the sale of Common Units or Series A Preferred Units; (iv) trading in any securities of the Company has been suspended by the Commission or by the Exchange or trading generally on the Exchange has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such Exchange or FINRA or by order of the Commission or any other governmental authority; (v) any foreign, federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated that in the reasonable opinion of such Manager has or will have a Material Adverse Effect; (vi) any action has been taken by any foreign, federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of such Manager has a material and adverse effect on the securities markets in the United States; or (vii) a general moratorium on commercial banking activities has been declared by foreign, federal or New York authorities.

(b)	If any Manager elects to terminate its obligations pursuant to this Agreement as provided in this Section 9, such Manager shall promptly notify the Company of such termination by telephone,

promptly confirmed by facsimile or email stating in reasonable detail the basis therefor. If a Transaction Notice is pending at the time of termination, such Manager may declare such Transaction Notice void or may require the Company to complete the sale of Common Units or Series A Preferred Units as specified in the Transaction Notice, at such Manager’s sole discretion (to the extent doing so is permitted under applicable law and regulation).

(c)
If the solicitation of purchases on an agency basis as contemplated by this Agreement, is not carried out by any Manager for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(m) and 11 hereof) and such Manager shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof).

(d)
Each Manager may terminate this Agreement for any reason upon giving 30 days’ prior notice to the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5(m) and 11 hereof shall remain in full force and effect notwithstanding such termination and such Manager shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof).

10.Termination by Company. The Company may terminate this Agreement in its sole discretion at any time upon electronic notice to the Managers, which termination is effective upon receipt of such notice by the Managers; provided, however, that if such termination shall occur prior to the Closing Date for any sale of Common Units or Series A Preferred Units, such sale shall settle in accordance with the provisions of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5(m) and 11 hereof shall remain in full force and effect notwithstanding such termination and the Managers shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof).
11.Indemnity and Contribution.

(a)
The Company agrees to indemnify and hold harmless each Manager, its affiliates, directors and officers and each person, if any, who controls any such Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or in any amendment thereof, or in the Prospectus or any Permitted Free Writing Prospectus, or in any amendments or supplements to any of the foregoing, or (ii) arise out or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and upon and in conformity with written information furnished to the Company in writing by any Manager expressly for inclusion therein, it being understood and agreed that the only such information furnished by the Managers consists of the information described as such in Section 11(b) hereof.

(b)	Each Manager agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Managers furnished to the Company in writing by any such Manager expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus, it being understood and agreed upon that the only such information furnished by the Managers consists of the information in the Prospectus as specified in Exhibit H hereto.

(c)
If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Sections 11(a) or 11(b) hereof, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 11 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 11. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time after notice from the Indemnified Person to retain counsel reasonably satisfactory to the Indemnified Person, in either which case the Indemnifying Person will pay the fees and expenses of such counsel. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Manager, its affiliates, directors and officers and any control persons of such Manager shall be designated in writing by the Manager and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment subject to the other terms and conditions of this Section 11. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

Notwithstanding the immediately preceding sentence, Indemnifying Person may, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, if such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)
If the indemnification provided for in Sections 11(a) and 11(b) hereof is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Managers, on the other, from the offering of Common Units or Series A Preferred Units, as applicable, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Managers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Managers, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of Common Units or Series A Preferred Units, as applicable, and the total discounts and commissions received by the Managers in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of Common Units or Series A Preferred Units, as applicable. The relative fault of the Company, on the one hand, and the Managers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Managers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)
The Company and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d) hereof. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 11(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 11, in no event shall each Manager be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Manager with respect to the offering of Common Units or Series A Preferred Units, as applicable, exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)	The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

12.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and if to the Managers, shall be sufficient in all respects if delivered to each of, Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention: LCD-IBD, UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate, Fax: 212-713-3371; BMO Capital Markets Corp., Attention: Stewart Frankel, Managing Director and Clare Pierce, Associate General Counsel, Emails: stewart.frankel@bmo.com and clare.pierce@bmo.com; and MLV & Co. LLC, Attention: Dean Colucci, President, Email: dcolucci@mlvco.com, Tel: 212-542-5870, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at:

Vanguard Natural Resources, LLC
5847 San Felipe, Suite 3000
Houston, Texas 77057
Fax: 832-327-2260
Attention: Richard Robert
Executive Vice President and Chief Financial Officer
Notwithstanding the foregoing, Transaction Notices shall be delivered by facsimile or “.pdf” email format as follows:
To the Company:
Facsimile: 832-327-2260
email: rrobert@vnrllc.com
Attention: Richard A. Robert
Executive Vice President and Chief Financial Officer
Tel. Confirm: 832-327-2258
As applicable, to :
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629
Attention: Craig Wiele and Andrea Kapica
Email: craig.wiele@credit-suisse.com and andrea.kapica@credit-suisse.com
Tel: (212) 325-8766
Fax: (212) 322-0739

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019
Attention: Syndicate
Fax: 212-713-3371

BMO Capital Markets Corp.
Three Times Square, 27th Floor
New York, New York 10119
Fax: 713-236-0696

Attention: Stewart Frankel and Clare Pierce
Email: stewart.frankel@bmo.com and clare.pierce@bmo.com
Tels: 713-546-9704 and 212-605-1555

MLV & Co. LLC
1251 Avenue of the Americas, 41st Floor
New York, New York 10020
Fax: 212-317-1515
Attention: Dean Colucci, President
Email: dcolucci@mlvco.com
Tel: 212-542-5870

13.No Fiduciary Relationship. The Company acknowledges and agrees that each Manager is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Common Units and Series A Preferred Units contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, each Manager is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and except as provided in Section 11, each Manager shall have no responsibility or liability to the Company with respect thereto. Any review by a Manager of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Manager and shall not be on behalf of the Company.
14.Adjustments for Unit Splits. The parties acknowledge and agree that all numbers related to the Common Units and Series A Preferred Units contained in this Agreement and any Transaction Notice shall be adjusted to take into account any split effected with respect to Common Units or Series A Preferred Units, as applicable.
15.Manager as Market Maker. Each Manager and one or more of its affiliates may make markets in Common Units or Series A Preferred Units or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, Common Units, Series A Preferred Units or other securities of the Company, at the same time that such Manager is acting as agent pursuant to this Agreement; provided that such Manager acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by such Manager and its affiliates to enter into any such transactions.
16.Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, other than rules governing choice of applicable law. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
17.Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Managers and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its equity holders and affiliates, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement.

The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
18.Parties in Interest. This Agreement herein set forth has been and is made solely for the benefit of the Managers and the Company and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any Manager) shall acquire or have any right under or by virtue of this Agreement.
19.Successors and Assigns. This Agreement shall be binding upon each Manager and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and such Manager’s respective businesses and/or assets.
20.Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Managers contained in this Agreement or made by or on behalf of the Company or the Managers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for Common Units or Series A Preferred Units, as applicable, and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Managers.
21.Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act.
22.Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
23.Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
[The remainder of this page is intentionally left blank.]

If the foregoing correctly sets forth the understanding among the Company and the Managers, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Managers.
Very truly yours,

VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	President and Chief Executive Officer

VANGUARD NATURAL GAS, LLC

By:	Vanguard Natural Resources, LLC
its sole manager

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	President and Chief Executive Officer

VANGUARD FINANCE CORP.

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	President

Equity Distribution Agreement

VNR HOLDINGS, LLC VANGUARD OPERATING, LLC VANGUARD PERMIAN, LLC

By:	Vanguard Natural Gas, LLC
their sole manager

By:	Vanguard Natural Resources, LLC
its sole manager

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	President and Chief Executive Officer

ENCORE ENERGY PARTNERS OPERATING LLC

By:	Vanguard Natural Gas, LLC
its sole manager

By:	Vanguard Natural Resources, LLC
its sole manager

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	President and Chief Executive Officer

ENCORE CLEAR FORK PIPELINE LLC

By:	Encore Energy Partners Operating LLC
its sole manager

By:	Vanguard Natural Gas, LLC
its sole director

By:	Vanguard Natural Resources, LLC
its sole manager

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	President and Chief Executive Officer

Equity Distribution Agreement

Accepted and agreed to as of the
date first above written:

Credit Suisse Securities (USA) LLC
UBS Securities LLC
BMO Capital Markets Corp.
MLV & Co. LLC

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Craig Wiele
Name:	Craig Wiele
Title:	Managing Director

UBS SECURITIES LLC

By:	/s/ Evan A. Riley
Name:	Evan A. Riley
Title:	Director

By:	/s/ Fernando Escano
Name:	Fernando Escano
Title:	Director

BMO CAPITAL MARKETS CORP.

By:	/s/ Stewart S. Frankel
Name:	Stewart S. Frankel
Title:	Managing Director

MLV & Co. LLC

By:	/s/ Dean Colucci
Name:	Dean Colucci
Title:	President

Equity Distribution Agreement

Schedule I
Subsidiaries and Foreign Qualifications

Entity	State of Incorporation	State(s) of Foreign Qualification
Vanguard Natural Resources, LLC	Delaware	Texas
Vanguard Natural Gas, LLC	Kentucky	None
VNR Holdings, LLC	Delaware	Texas
Vanguard Permian, LLC	Delaware	Arkansas, Mississippi, New Mexico, Oklahoma and Texas
VNR Finance Corp.	Delaware	None
Encore Energy Partners Operating LLC	Delaware	Montana, North Dakota, Texas and Wyoming
Encore Clear Fork Pipeline LLC	Delaware	Montana and Wyoming
Vanguard Operating, LLC	Delaware	None

Exhibit A
[Manager Letterhead]
___________, 20__
Via Email or Facsimile
Vanguard Natural Resources, LLC
5847 San Felipe, Suite 3000
Houston, Texas 77057
Attention:    Richard A. Robert
Executive Vice President and Chief Financial Officer
TRANSACTION NOTICE
Dear ___________:
This Notice sets forth the terms of the agreement of [         ] (the “Manager”) with Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), relating to the issuance of the Company’s [common units representing limited liability company interests in the Company (the “Common Units”)][7⅞% Series A Cumulative Redeemable Perpetual Series A Preferred Units representing preferred equity interests in the Company (the “Series A Preferred Units”)], pursuant to the Equity Distribution Agreement among the Company and the Managers, dated November 26, 2013 (the “Agreement”). Terms used but not defined in this Notice have the meanings ascribed to them in the Agreement.
By countersigning or otherwise indicating in writing the Company’s acceptance of this Notice (an “Acceptance”), the Company shall have agreed with the Manager to engage in the following agency transaction:

Number of [Common][Series A Preferred] Units to be Sold:
Minimum Price at which [Common][Series A Preferred] Units may be Sold: (“Floor Price”)
Date(s) on which [Common][Series A Preferred] Units may be Sold: (“Purchase Date”)
Manner in which [Common][Series A Preferred] Units are to be Sold:	[Specify “at-the-market” or other method]
The Transaction set forth in this Notice will not be binding on the Company or the Manager unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Manager will be bound by the terms of this Notice unless the Company delivers its Acceptance by ____ [am][pm] (New York time) on [the date hereof][___________, 20__].
The Transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of the date of the Company’s acceptance and on any Purchase Date and any Closing Date, except for representations and warranties that address matters only as of a certain date.

A-1

If the foregoing conforms to your understanding of our agreement, please so indicate by providing your Acceptance in the manner contemplated by the Agreement.
Very truly yours,

[ ]

By:
Name:
Title:

ACCEPTED as of the date
first above written

VANGUARD NATURAL RESOURCES, LLC

By:
Name:
Title:

[Note: The Company’s acceptance may also be evidenced by a separate written acceptance referencing this Notice and delivered in accordance with the Agreement]

A-2

Exhibit B
Officers’ Certificate

(1)	The representations and warranties of the Company in the Agreement are true and correct in all material respects as of the date hereof as though made on and as of this date;

(2)	The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof;

(3)
The Company’s Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 thereto (File No. 333-179050), under the Act become effective; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission have been complied with; and

(4)
Except as otherwise disclosed in writing to the Managers by the Company, subsequent to the respective dates as of which information is given in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, prospects, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Vanguard Parties, whether or not arising in the ordinary course of business, (ii) any transaction that is material to the Company or the other Vanguard Parties, planned or entered into by the Company or any of the other Vanguard Parties, (iii) any obligation, direct or contingent, that is material to the Vanguard Parties, incurred by the Company or the other Vanguard Parties, except obligations incurred in the ordinary course of business, (iv) any material change in the capital stock or outstanding indebtedness of the Company or the other Vanguard Parties, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company except for the Company’s regular monthly distribution paid on the common units declared on [•], 20[•] and [paid/payable] on [•], 20[•] and the regular monthly distribution paid on the 7.875% Series A Cumulative Redeemable Perpetual Series A Preferred Units declared on [•], 20[•] and [paid/payable] on [•], 20[•]; and neither the Company nor the other Vanguard Parties has any material contingent obligation that is not disclosed in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

B-1

Exhibit C
Opinion of Vinson & Elkins L.L.P., Counsel to the Company

(1)
each of the Company, VNR Holdings, VNR Permian, Encore Pipeline, Encore Operating, Vanguard Operating and VNR Finance is validly existing in good standing as a limited liability company or corporation, as the case may be, under the laws of State of Delaware, with full limited liability company or corporate power and authority, as the case may be, to own, lease and operate its properties and to conduct the business in which it is engaged and to enter into and perform its obligations under the Equity Distribution Agreement, the Company LLC Agreement, the VNR Holdings LLC Agreement, the VNR Permian LLC Agreement, the Encore Pipeline LLC Agreement, the Encore Operating LLC Agreement, the Vanguard Operating LLC Agreement and the VNR Finance Bylaws, as applicable, and is duly registered or qualified to do business as a foreign limited liability company or corporation, as the case may be, and is in good standing under the laws of each jurisdiction set forth opposite its name on Annex I to such opinion;

(2)
the Company directly or indirectly owns 100% of the outstanding limited liability company interests in VNR Holdings, VNR Permian, Encore Pipeline, Encore Operating and Vanguard Operating; all such limited liability company interests have been duly authorized and validly issued in accordance with VNR Holdings LLC Agreement, the VNR Permian LLC Agreement, the Encore Pipeline LLC Agreement, the Encore Operating LLC Agreement, the Vanguard Operating LLC Agreement, as applicable, and are fully paid (to the extent required in each such LLC agreement, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Company directly or indirectly owns all such limited liability company interests free and clear of all liens, encumbrances (other than those permitted or arising under the Credit Agreement and Term Loan and except for restrictions on transferability as described in the Prospectus), security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the applicable provisions of the Delaware LLC Act;

(3)
the Company directly owns 100% of the outstanding shares of capital stock of VNR Finance; all such shares have been duly authorized and validly issued, are fully paid and non-assessable; and the Company directly owns all such shares free and clear of all liens, encumbrances (other than those permitted or arising under the Credit Agreement and Term Loan), security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation;

(4)
the Common Units and Series A Preferred Units to be issued and sold by the Company pursuant to the Equity Distribution Agreement have been duly authorized in accordance with the Company LLC Agreement and, when issued and delivered to and paid for in accordance with the Equity Distribution Agreement and the Company LLC Agreement, will be validly issued, fully paid (to the extent required in the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Common Units and Series A Preferred Units, when issued and delivered against payment therefor in accordance with the Equity Distribution Agreement and the Company LLC Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus;

(5)
(A) except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any equity securities of any of the Company, VNR Holdings, VNR Permian, Encore Pipeline, Encore Operating, Vanguard Operating or VNR Finance; (B) except as described in the Prospectus, to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for limited liability company interests in, common stock of or other ownership interests in the Company, VNR Holdings, VNR Permian, Encore Pipeline, Encore Operating, Vanguard Operating or VNR Finance are outstanding; and (C) to the knowledge of such counsel, neither the filing of the Registration

Statement nor the offering or sale of the Common Units and Series A Preferred Units as contemplated by the Equity Distribution Agreement gives rise to any rights for or relating to the registration of any Common Units, Series A Preferred Units or other securities of any of the Vanguard Parties, in the case of clauses (A) and (C), under the Company LLC Agreement, the VNR Holdings LLC Agreement, the VNR Permian LLC Agreement, the Encore Pipeline LLC Agreement, the Encore Operating LLC Agreement, the Vanguard Operating LLC Agreement, the VNR Finance Bylaws, the Delaware LLC Act, the Delaware General Corporation Law or any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Vanguard Parties is a party or bound or to which their property is subject and that is filed as an exhibit to the Registration Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 or any Quarterly Report on Form 10-Q or any Current Report on Form 8-K filed by the Company since January 1, 2013;

(6)
the statements included or incorporated by reference in the Prospectus under the headings “The Offering,” “Description of Our Common Units,” “Description of Series A Preferred Units,” “Description of Our Limited Liability Company Agreement,” “Material Tax Considerations,” “Material Tax Consequences” and “Plan of Distribution” (in both the Basic Prospectus and the Prospectus) insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects, and the Common Units, Series A Preferred Units and Class B Units conform in all material respects to the description thereof contained in the Prospectus;

(7)
the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, and the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened by the Commission, and the Registration Statement and the Prospectus (other than the financial statements and other financial and reserve information contained therein, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

(8)	the Equity Distribution Agreement has been duly authorized, executed and delivered by the Company;

(9)
none of the Vanguard Parties is and, after giving effect to the offering and sale of the Common Units and the Series A Preferred Units and the application of the proceeds thereof as described in the Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended;

(10)
the Company has all necessary limited liability company power and authority to issue, sell and deliver the Common Units and Series A Preferred Units, in accordance with and upon the terms and conditions set forth in the Equity Distribution Agreement and the Company LLC Agreement;

(11)
each of the Operative Agreements to which the Company, VNR Holdings, VNR Permian, Encore Pipeline, Encore Operating, Vanguard Operating or VNR Finance is a party (i) has been duly authorized, executed and delivered by the Company, VNR Holdings, VNR Permian, Encore Pipeline, Encore Operating, Vanguard Operating or VNR Finance, as the case may be, and (ii) assuming the due authorization, execution and delivery by each party thereto other than the Company, VNR Holdings, VNR Permian, Encore Pipeline, Encore Operating, Vanguard Operating or VNR Finance, constitutes a valid and legally binding obligation of the Company, VNR Holdings, VNR Permian, Encore Pipeline, Encore Operating, Vanguard Operating or VNR Finance, as the case may be, enforceable against such entity in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing and (C) in the case of the enforceability of equitable rights and remedies provided for in such agreements, equitable defenses and judicial discretion;

(12)
except such as have been obtained under the Act and the Exchange Act and as may be required under applicable state securities or “Blue Sky” laws, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated by the Equity Distribution Agreement or the Prospectus;

(13)
none of the offering, issuance or sale of the Common Units and Series A Preferred Units, the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Prospectus, the execution, delivery or performance of the Equity Distribution Agreement or the consummation of any of the transactions contemplated therein, conflicts with or will conflict with, or results or will result in, a breach or violation of, a default under (or an event that, with notice or lapse of time or both would constitute such an event), or the imposition of any lien, charge or encumbrance upon any property or assets of any of the Company, VNR Holdings, VNR Permian, Encore Pipeline, Encore Operating, Vanguard Operating or VNR Finance pursuant to,  (i) the certificate of formation, limited liability company agreement, certificate of incorporation, bylaws or other organizational documents of any of the Company, VNR Holdings, VNR Permian, Encore Pipeline, Encore Operating, Vanguard Operating or VNR Finance, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Vanguard Parties is a party or bound or to which their property is subject and that is filed as an exhibit to the Registration Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 or any Quarterly Report on Form 10-Q or any Current Report on Form 8-K filed by the Company since January 1, 2013, (iii) the Delaware LLC Act, the Delaware General Corporation Law, the laws of the State of Texas or federal law, or (iv) any judgment, order or decree known to such counsel of any Texas, federal or Delaware court, governmental agency or body having jurisdiction over any of the Company, VNR Holdings, VNR Permian, Encore Pipeline, Encore Operating, Vanguard Operating or VNR Finance or any of their properties or assets, excluding those conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), that would not reasonably be expected to have a Material Adverse Effect or could not materially impair the ability of any of the Company, VNR Holdings, VNR Permian, Encore Pipeline, Encore Operating, Vanguard Operating or VNR Finance to perform their obligations under the Equity Distribution Agreement; provided, however, that no opinion is expressed pursuant to this paragraph with respect to state securities or blue sky laws, or federal or state tax laws or antifraud laws; and

(14)	the opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Managers may rely upon such opinion as if it were addressed to them.
In addition, such counsel shall state that, because it has not conducted any independent investigation or verification with regard to the information set forth in the Registration Statement or the Prospectus (except to the extent set forth in paragraphs (6) above), such counsel is not (except as aforesaid) passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein. Such counsel shall state it has participated, however, in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm of the Company and the Managers, at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Based on the foregoing (reasonably relying as to factual matters in respect of the determination of materiality to a significant extent upon statements made by officers and other representatives of the Company), such counsel shall state no facts have come to such counsel’s attention that lead such counsel to believe that (i) the Registration Statement (other than (A) the financial statements and related schedules included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, (B) the other financial, accounting and reserve data included or incorporated by reference therein and (C) representations and warranties and other statements of fact included in the exhibits therein, as to which such counsel need not comment), as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus (other than (A) the financial statements and related schedules included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, (B) the other financial, accounting and reserve data included or incorporated by reference therein and (C) representations and warranties and other statements of fact included in the exhibits therein, as to which such counsel need not comment), as of its date and as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel’s opinion may be limited to matters governed by the Delaware LLC Act, the Delaware General Corporation Law, the laws of the State of Texas and to the extent specifically referred to herein, the laws of the State of New York and the federal laws of the United States of America. Such counsel need not express any opinion as to the law of any other jurisdiction. Such counsel need not express any opinion with respect to (i) the title of any of the Vanguard Parties to any of their respective real or personal property, and such counsel need not express any opinion with respect to (ii) any permits to own or operate any real or personal property or (iii) state or local taxes or tax statutes to which any of the members or shareholders of any of the Vanguard Parties may be subject.

Exhibit D
Opinion of Wyatt, Tarrant & Combs LLP, Counsel to the Company

(1)
VNG has been duly formed and is validly existing in good standing as a limited liability company under the laws of the Commonwealth of Kentucky, with full limited liability company power and authority to own, lease and operate its properties and to conduct its business in which it is engaged and to enter into and perform its obligations under the VNG LLC Agreement, and is duly registered or qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction set forth on Annex I to such opinion;

(2)
the Company directly owns 100% of the outstanding limited liability company interests in VNG; all such limited liability company interests have been duly authorized and validly issued in accordance with the VNG LLC Agreement and are fully paid (to the extent required in the VNG LLC Agreement) and nonassessable (except as such nonassessability may be affected by the applicable provisions of the Kentucky LLC Act); and the Company directly owns all such limited liability company interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus and except for such liens as may be imposed or permitted under the Credit Agreement and the Term Loan, security interests, charges or claims (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of Delaware, or (b) otherwise known to us, without independent investigation, other than those created by or arising under the applicable provisions of the Kentucky LLC Act;

(3)	the VNG LLC Agreement has been duly authorized, executed and delivered by VNG;

(4)
assuming the due authorization, execution and delivery by each of the Company, VNR Holdings, Permian, Encore Pipeline, Encore Operating, Vanguard Operating and VNR Finance and each other party thereto other than VNG, the VNG LLC Agreement constitutes a valid and legally binding agreement of VNG, enforceable against VNG in accordance with its respective terms; provided that with respect to each of the Covered Agreements, the enforceability thereof may be limited (a) by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) public policy, applicable law relating to fiduciary duties, indemnification and contribution and an implied covenant of good faith and fair dealing and (c) in the case of the enforceability of equitable rights and remedies provided for in such agreements, equitable defenses and judicial discretion;

(5)
(a) except for restrictions on transfer contained in the VNG LLC Agreement or as described in the Prospectus, there are no preemptive rights or other rights under the VNG LLC Agreement to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any equity securities of VNG; (b) to our knowledge, except as described in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for limited liability company interests or other ownership interests in VNG are outstanding; and (c) to our knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Equity Distribution Agreement gives rise to any rights for or relating to the registration of any Units or other securities of VNG, in the case of clauses (a) and (c), under the VNG LLC Agreement or the laws of the Commonwealth of Kentucky;

(6)
no consent, approval, authorization or order of or filing with any court or governmental agency or body is required for the execution, delivery and performance of the VNG LLC Agreement by VNG and the consummation of the transactions contemplated by the Equity Distribution Agreement and in the Prospectus, except in each case for such consents, approvals, authorizations, filing or orders (a) as have been obtained, (b) as may be made by the Company under the Act, the Exchange Act and applicable state securities or “Blue Sky” laws, as to which we express no opinion, (c) as may be required pursuant the statutes and regulations of the Commonwealth of Kentucky relating to the licensing, transfer or operation of oil and/or gas wells, as to

D-1

which we express no opinion, or (iv) the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect;

(7)
none of the offering, issuance or sale of the Units, the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Prospectus, the execution, delivery or performance of the Equity Distribution Agreement by the Company or the consummation of any of the transactions contemplated therein, conflicts or will conflict with, or results or will result in a breach or violation of, a default under (or an event that, with notice or lapse of time or both would constitute such an event), or the imposition of any lien, charge or encumbrance upon any property or assets of VNG pursuant to, (a) the articles of organization, VNG LLC Agreement, or other organizational documents of VNG, (b) the terms of any agreement or instrument to which VNG is a party or bound or to which its property is subject and that is filed as an exhibit to the Registration Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 or any Quarterly Report on Form 10-Q or any Current Report on Form 8-K filed by the Company since January 1, 2013, (c) the laws of the Commonwealth of Kentucky or federal law, or (d) any judgment, order or decree known to us that is applicable to VNG of any Kentucky or federal court or governmental agency or body having jurisdiction over VNG or any of its properties, excluding those conflicts, breaches, violations, defaults or liens, in the case of clauses (b), (c) or (d), that would not reasonably be expected to have a Material Adverse Effect or could not materially impair the ability of VNG to perform its obligations under the Equity Distribution Agreement; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws, tax laws or antifraud laws; and

(8)
to our knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving VNG or its property of a character required to be disclosed in the Registration Statement that is not disclosed in the Prospectus.

D-2

Exhibit E
“Comfort Letter” from BDO USA, LLP

(1)
In their opinion the audited financial statements and financial statement schedules included in or incorporated by reference into the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(2)
on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards of the PCAOB as described in Statement on Auditing Standards No. 100, of the unaudited interim financial information for the six-month period ended [end date of the applicable quarterly period], and as at [end date of the applicable quarterly period], carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the members, directors and managers of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 201_, nothing came to their attention which caused them to believe that:

(a)
any unaudited financial statements included in or incorporated by reference into the Registration Statement and the Prospectus do not comply as to form with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in or incorporated by reference into the Registration Statement and the Prospectus; and

(b)
with respect to the period subsequent to [end date of the applicable quarterly period], there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt or total liabilities of the Company and its subsidiaries or in the members’ equity of the Company or decreases in working capital of the Company and its subsidiaries as compared with the amounts shown on the [end date of the applicable quarterly period], consolidated balance sheet included in or incorporated by reference into the Registration Statement and the Prospectus, or for the period from [the day after the end date of the applicable quarterly period], to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in total revenues or net income or in total or per unit amounts of net income or increases in operating expenses of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Managers;

(3)
stating, as of the date thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings, including providing “agreed upon procedures” as reasonably requested by the Managers.

E-1

Exhibit F
Letter from D&M
DeGolyer and MacNaughton confirms that they are independent petroleum engineers with respect to the Company and its subsidiaries and that they have evaluated the estimates of proved reserves and future net revenue (including discounted values thereof) attributable to interests of the Company and its subsidiaries in certain oil and gas properties, as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 201_ (the “D&M Reserve Report”), and states in effect that:

(1)
they are familiar with the standards pertaining to the estimating and auditing of oil and gas reserve information promulgated by the Commission. Neither they, nor to their knowledge, any of their employees, officers or directors, own interests in any Vanguard Party or any oil and gas properties covered by the D&M Reserve Report. They have not been employed by the Company or its subsidiaries on a contingent basis;

(2)
in their opinion, the information relating to estimated proved reserves, estimated future net revenue from proved reserves, and present worth of estimated future net revenue from proved reserves contained in the D&M Reserve Report has been prepared in a manner consistent with the standards and definitions pertaining to the estimating and auditing of oil and gas reserve information promulgated by the Commission. Specifically, such information has been prepared in accordance with Paragraphs 10–13, 15, and 30(a)–(b) of Statement of Financial Accounting Standards No. 69 (November 1982) of the FASB and Rules 4–10(a) (1)–(13) of Regulation S–X and Rule 302(b) of Regulation S–K of the Commission;

(3)
no additional information has been brought to their attention that would lead them to believe that there would be a material change in the estimates of proved reserves or future net revenues from proved reserves attributable to the interests of the Company and its subsidiaries in certain oil and gas properties covered by the D&M Reserve Report, notwithstanding those changes that would result from a change in product prices and reductions for production since December 31, 201_; and

(4)	the Managers may rely upon their D&M Reserve Report in the same manner as if such report was addressed to them.

F-1

Exhibit G
Permitted Free Writing Prospectuses
None

G-1

Exhibit H
Information Supplied by Agents
None